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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KCS Energy, Inc. 2005 Employee and Directors Stock Plan, as amended, of our reports dated March 11, 2005, with respect to the consolidated financial statements of KCS Energy, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and KCS Energy, Inc. and subsidiaries management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of KCS Energy, Inc. and subsidiaries included therein, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP
                                                   -----------------------------
                                                   ERNST & YOUNG LLP

Houston, Texas
June 7, 2005